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                                                                   Exhibit (23)

                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------


The Board of Directors
EastGroup Properties, Inc.

We consent to incorporation by reference in the registration statement (No. 333-29193) on Form S-3 and the registration statement (No. 33-60909) on Form S-8 of EastGroup Properties, Inc. of our reports dated March 16, 1998, relating to the consolidated balance sheets of EastGroup Properties, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, and all related schedules, which reports appear in the December 31, 1997 Annual Report on Form 10-K of EastGroup Properties, Inc.



                                                         KMPG Peat Markwick LLP

Jackson, Mississippi
March 18, 1998












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